EXHIBIT 99.1 SEGMENT INFORMATION

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2004

Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH	45423

(Address of principal executive offices)	(Zip code)

937-222-2610
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibit is filed as part of this Form 8-K

Exhibit Number	Description

99.1	Segment information presented at the Gabelli & Company Pump Valve & Motor Symposium on February 4, 2004

ITEM 9. REGULATION FD DISCLOSURE

This Current Report on Form 8-K is being filed in advance of the presentation by management of Robbins & Myers, Inc. at the Gabelli & Company Pump, Valve & Motor Symposium being held today, February 4, 2004 in New York. At the presentation, Robbins & Myers, Inc. intends to present information concerning its second quarter to date customer orders by business segment that has not been previously disclosed. A copy of the portion of the presentation that includes this information and related information is filed as Exhibit 99.1 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date:	February 4, 2004	By: /s/ Kevin J. Brown

Kevin J. Brown Vice President and Chief Financial Officer